UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 20, 2023

HOUR LOOP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41204	47-2869399
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8201 164th Ave NE #200, Redmond, WA 98052-7615

(Address of principal executive offices)

(206) 385-0488 ext. 100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HOUR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2023, pursuant to the power granted to the Board of Directors (the “Board”) of Hour Loop, Inc. (the “Company”) in the Company’s Bylaws, the Board increased the size of the Board from five persons to six persons. In addition, on February 20, 2023, the Board appointed Hillary Bui to serve as a member of the Board, to fill the vacancy created by the increase in the size of the Board. Ms. Bui will serve as a member of the Board until her earlier death, resignation or removal from office.

Ms. Bui, age 38, has been a certified public accountant (license inactive) since 2007. She was a Senior Associate, Assurance for PricewaterhouseCoopers, LLP from 2007 to 2011. Ms. Bui has worked for Starbucks Corporation in various capacities since 2015, most recently as Senior Finance Manager – North America and US Retail FP&A. She holds a Bachelor of Science degree in Accounting from the University of Minnesota.

In connection with Ms. Bui’s appointment, the Company entered into a Director Agreement with Ms. Bui.

Pursuant to the Director Agreement, Ms. Bui agreed to act as a Director of the Company and to be available to perform the duties consistent with such position pursuant to the Certificate and Bylaws of the Company, and any additional codes, guidelines or policies of the Company that may be effective now or in the future. The Director Agreement continues in effect until the earliest of (a) such time as the Director resigns or is removed from office and (b) the death of the Director.

The Director Agreement provides that, during the term of the Director Agreement, in exchange for her services, the Company shall issue to Ms. Bui a number of shares of common stock having a fair market value of $3,000 as of such date (with any partial quarter being pro-rated).

The Director Agreement provides that if at the Company’s request Ms. Bui attends any trade shows, events, or meetings which are independent of the director’s responsibility under the agreement, the Company will pay the director $1,000 in cash per full day for such attendance or $500 in cash for a half day.

The Director Agreement provides that, during the applicable term, the Company will reimburse the director for all reasonable out-of-pocket expenses incurred by them in attending any in-person meetings, provided that the director complies with the generally applicable policies, practices and procedures of the Company for submission of expense reports, receipts or similar documentation of such expenses. Any reimbursements for allocated expenses (as compared to out-of-pocket expenses of the director in excess of $500) must be approved in advance by the Company.

The Director Agreement contains customary confidentiality provisions, customary provisions relating to the Company’s ownership of intellectual property created by the director, customary representations and warranties by the parties and other customary miscellaneous provisions.

Also on February 20, 2023, the Company entered into (i) Addendum No. 2 to the Executive Employment Agreement with Sam Lai, the Company’s Chairman of the Board, Chief Executive Officer, Interim Chief Financial Officer and significant stockholder (the “Lai Addendum”); and (ii) Addendum No. 2 to the Executive Employment Agreement with Sau Kuen Yu, the Company’s Senior Vice President, Director and significant stockholder (the “Yu Addendum”).

Pursuant to the terms of the Lai Addendum, the parties agreed that for the Company’s 2023 fiscal year, Mr. Lai’s bonus targets and payments will be as follows:

If the Company grows its net profits (excluding taxes) to at least $1,500,000 during the 2023 fiscal year with minimum annual revenue growth rate of 20%, Mr. Lai will receive a bonus equal to 50% of his base salary.

(ii) If the Company grows its net profits (excluding taxes) to at least $5,000,000 during the 2023 fiscal year with minimum annual revenue growth rate of 20%, Mr. Lai will receive a bonus equal to 100% of his base salary.

The satisfaction of the conditions set forth above will be determined following the end of the 2023 fiscal year, and, for the avoidance of doubt, only one of the bonus amounts, if at all, will be payable, and the target bonus set forth above is in addition to the guaranteed bonus set forth in the original agreement.

Pursuant to the terms of the Yu Addendum, the parties agreed that for the Company’s 2023 fiscal year, Ms. Yu’s bonus targets and payments will be as follows:

(i) If the Company acquires at least 100 new vendors during the 2023 fiscal year, Ms. Yu will receive a bonus equal to 50% of her base salary.

(ii) If the Company acquires at least 135 new vendors during the 2023 fiscal year, Ms. Yu will receive a bonus equal to 100% of her base salary.

The satisfaction of the conditions set forth above will be determined following the end of the 2023 fiscal year, and, for the avoidance of doubt, only one of the bonus amounts, if at all, will be payable, and the target bonus set forth above is in addition to the guaranteed bonus set forth in the original agreement.

Mr. Lai and Ms. Yu are husband and wife, and together, beneficially own 33,311,576 shares of the Company’s common stock, representing over 95% of the voting power of the Company’s outstanding common stock, with each of Mr. Lai and Ms. Yu beneficially holding 33,311,576 shares of the Company’s common stock, as each of them is deemed to indirectly beneficially own the other’s 16,655,788 shares.

The foregoing description of the Director Agreement, the Lai Addendum and the Yu Addendum is qualified in its entirety by reference to the complete terms and conditions of the Director Agreement, the Lai Addendum and the Yu Addendum, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, and is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Director Agreement, dated as of February 20, 2023, by and between the registrant and Hillary Bui.
10.2	Addendum No. 2 to Executive Employment Agreement, dated as of February 20, 2023, by and between the registrant and Sam Lai.
10.3	Addendum No. 2 to Executive Employment Agreement, dated as of February 20, 2023, by and between the registrant and Sau Kuen Yu.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUR LOOP, INC.

Dated: February 24, 2023	By:	/s/ Sam Lai
	Name:	Sam Lai
	Title:	Chief Executive Officer and Interim Chief Financial Officer